EXHIBIT 4

                           FORM OF STOCK CERTIFICATE
                    OF DELAWARE FIRST FINANCIAL CORPORATION



  NUMBER                                                             SHARES
-----------                                                        ---------
COMMON STOCK                                                     CUSIP _____
                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


                      DELAWARE FIRST FINANCIAL CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT


                                    SPECIMEN


is the owner of


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

DELAWARE FIRST FINANCIAL CORPORATION (the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED

--------------            --------------------             ---------------------
Secretary                       SEAL                        President and Chief
                                                             Executive Officer

     The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Delaware First Financial Corporation (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

     The Corporation's certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain "business combinations" (as defined in the certificate of incorporation) between the Corporation and a stockholder owning in excess of 10% of the outstanding shares of the Corporation. However, the only affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction is it is approved by a majority of the "disinterested directors" (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements. The Corporation's certificate of incorporation also contains a provision which requires the affirmative vote of holders of at least 80% of the outstanding voting shares of the Corporation which are not beneficially owned by the "interested person" (as defined in the certificate of incorporation) to approve the direct or indirect purchase or other acquisition by the Corporation of any "equity security" (as defined in the certificate of incorporation) from such interested person.

     The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed, as though they were written out in full accounting to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT - _____ Custodian_______
TEN ENT - as tenants by the entirety                      (Cust)         (Minor)
JT TEN  - as joint tenants with right       Under Uniform Gift to Minors Act
          of survivorship and not as        ________________________________
          tenants in common                           (State)

                                      UNIF TRANS MIN ACT - _____ Custodian _____
                                                           (Cust)        (Minor)
                                           Under Uniform Transfers to Minors Act
                                           _____________________________________
                                                      (State)

     Additional abbreviations may also be used though not in the above list.


For Value Received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------
|                  |
--------------------


________________________________________________________________________________

________________________________________________________________________________
        (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE)
________________________________________________________________________________

_________________________________________________________________________ Shares
of Common Stock represented by the within certificates, do and hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises

Dated:  ____________________      ______________________________________________
                                  NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST
                                  CORRESPOND  WITH THE  NAME AS WRITTEN UPON THE
                                  FACE  OF THE  CERTIFICATE IN EVERY PARTICULAR,
                                  WITHOUT  ALTERATION  OR   ENLARGEMENT  OR  ANY
                                  CHANGE WHATEVER.